Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Livongo Health, Inc. of our report dated April 26, 2019, except for the effects of the reverse stock split discussed in Note 1 to the consolidated financial statements, as to which the date is June 28, 2019 relating to the financial statements, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CJBS, LLC

Northbrook, IL July 15, 2019